Exhibit 99.1

Contact: Larry Lenig

President and CEO

713-881-8900

SEITEL RELEASES SECOND QUARTER AND FIRST HALF 2003 RESULTS

COMPANY REPORTS ON REORGANIZATION PROGRESS

HOUSTON, August 14, 2003 - Seitel, Inc. (OTCBB: SEIE; TSE: OSL) ("Seitel" or the "Company") today reported revenue for the six months ended June 30, 2003 of $62.1 million compared with revenue of $69.6 million in the first half of 2002. For the second quarter ended June 30, 2003, revenue was $31.8 million compared to $47.1 million of revenue in last year's second quarter. Reported revenue in the 2002 periods benefited from unusually high rates of data selections by clients. Partially offsetting these reduced selections in the first six months of 2003 were higher cash licensing sales from the Company's seismic data library and increased revenue from new data acquisition coupled with a return to more normal patterns of deferrals and selections.

Revenue for the quarter and six-month periods consisted of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Acquisition revenue	$8,190	$4,404	$16,681	$13,415
Licensing revenue:
Cash licensing sales	20,019	20,802	38,314	25,004
Non-monetary exchanges	2,848	5,323	5,957	8,348
Deferral of revenue	(13,508)	(13,829)	(25,880)	(17,276)
Selections of data	13,399	29,927	25,030	39,353
Solutions and Other	825	475	1,995	771

Total	$31,773	$47,102	$62,097	$69,615

For the six months ended June 30, 2003, the Company reported a net loss of $1.2 million, or $.05 per share, compared with a net loss of $97.2 million or $3.85 per share in the first half of the prior year. Results for both periods include certain adjustments, charges and costs. In the 2003 six-month period, expenses totaling $6.0 million were incurred for professional fees related to the Company's restructuring efforts and the Company's Chapter 11 filing on July 21, 2003. Partially offsetting a portion of these expenses in 2003 were gains of $681,000 relating to the settlement of certain liabilities at less than their carrying value, $3 million due to a strengthening of the Canadian dollar and a reduction of $2.0 million in liabilities associated with certain litigation that has since been settled for amounts less than previously accrued. The 2002 six-month period included costs of $9.5 million for charges related to compensation accrued or paid to and allowances for the collection of notes receivable from certain former executives and $3.2 million for professional fees related to the Company's restructuring efforts and costs related to litigation. In addition, the 2002 six month period includes impairment charges of $25.7 million relating to the carrying value of the Company's seismic data library, a loss of $58.7 million relating to the discontinued oil and gas business of the Company, and a charge of $17.2 million ($11.2 million, net of tax) relating to the cumulative effect of a change in accounting policy for amortizing its seismic data library. Offsetting a portion of these expenses in 2002 was a gain of $700,000 due to a strengthening of the Canadian dollar.

For the quarter ended June 30, 2003, the Company reported net income of $903,000, or $.04 per share, compared with a net loss of $78.9 million or $3.11 per share in the second quarter of 2002. Results for both periods include certain adjustments, charges and costs. In the 2003 quarterly period, expenses totaling $2.9 million were incurred for professional fees related to the Company's restructuring efforts and the Company's Chapter 11 filing on July 21, 2003. More than offsetting these expenses in the 2003 second quarter were gains of $681,000 relating to the settlement of certain liabilities at less than their carrying value, $1.6 million due to a strengthening of the Canadian dollar and a reduction of $2.0 million in liabilities associated with certain litigation that has since been settled for amounts less than previously accrued. The 2002 three-month period included costs of $9.5 million for charges related to compensation accrued or paid to and allowances for the collection of notes receivable from certain former executives and $2.6 million for professional fees related to the Company's restructuring efforts and costs related to litigation. In addition, the 2002 three month period includes impairment charges of $25.7 million relating to the carrying value of the Company's seismic data library, and a loss of $57.8 million relating to the discontinued oil and gas business of the Company. Offsetting a portion of these expenses in 2002 was a gain of $800,000 due to a strengthening of the Canadian dollar.

As reported on July 21, 2003, Seitel and 30 of its U.S. based subsidiaries filed for Chapter 11 bankruptcy protection in the District of Delaware. Contemporaneously with such filing, a motion, subsequently granted by the Bankruptcy Court, was filed to dismiss all of the previously filed involuntary bankruptcy proceedings initiated on June 6, 2003 by certain former holders of the Company's unsecured notes. As a result of the voluntary filings made on July 21, 2003, Seitel and its 30 U. S. based subsidiaries have become debtors-in-possession under Chapter 11 of the Bankruptcy Code. As debtors-in-possession, the Company and these subsidiaries have continued to operate their business in the ordinary and normal course. Also, as previously disclosed, the Company's Canadian subsidiaries are not debtors in the bankruptcy cases, and the bankruptcy filing does not impact any operations or creditors of Seitel's Canadian subsidiaries.

In addition, on July 21, the Company filed a joint plan of reorganization (the "Plan") and on August 5, 2003, a disclosure statement was filed with the Bankruptcy Court with respect to the Plan. The Bankruptcy Court has set a hearing on the disclosure statement for 3:30 PM on September 19, 2003 in Wilmington, Delaware. The Company also has filed a motion requesting that the Bankruptcy Court set a last date on which any person may file proofs of claims against or equity interests in the Company or any of the Debtors. Such date has not yet been set by the Bankruptcy Court.

The Plan is to be funded by Berkshire Hathaway Inc. ("Berkshire"), and as a result of this funding, if the Plan is confirmed and consummated, Seitel will become a wholly owned subsidiary of Berkshire. As previously disclosed, Ranch Capital L.L.C. ("Ranch") purchased all $255 million of outstanding principal amount of Seitel's unsecured notes (the "Notes") and subsequently transferred the Notes to Berkshire. As a result, Seitel estimates that Berkshire owns 99% of all of the unsecured claims against all of the Debtors.

The Plan generally provides, in summary, for the (i) payment in full on agreed terms or the reinstatement on existing terms of all secured debt; (ii) the assumption and reaffirmation of obligations under the Company's previously issued data license agreements with its customers; (iii) payment in full in cash of all allowed unsecured claims, other than the Note claims (which are to recover approximately 71% of their face value) owing by Debtors that conduct Seitel's principal operations; (iv) payment of cash equal to 25% of allowed unsecured claims which are owing or are guaranteed by entities not presently conducting operations or which have no substantial assets; and (v) subject to the confirmation of the Plan on or before November 18, 2003 and the affirmative vote of Seitel shareholders, the distribution of approximately $10.15 million in cash (equivalent to $.40 per share) to the holders of Seitel common stock in respect of the cancellation of such stock. If shareholders were to vote to reject the Plan and the Plan nevertheless is confirmed by the Bankruptcy Court, the Plan provides that Seitel's existing common stock will be cancelled and no distribution will be made to existing Seitel shareholders. In all events, if the Plan is confirmed and consummated, all presently existing Seitel common stock and all options and warrants to acquire such stock will be cancelled upon the effective date of the Plan. This foregoing description of the treatments and recoveries under the Plan is only a summary, and any discrepancy between such descriptions and the Plan is controlled exclusively by the Plan. The Company intends to use its best efforts to have the Plan confirmed and consummated; however, there can be no assurance that such confirmation or consummation will occur.

Seitel markets its proprietary seismic information/technology to more than 400 petroleum companies, licensing data from its library and creating new seismic surveys under multi-client projects.

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities, the most important of which is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.

Ranch Capital L.L.C. is a San Diego based investment firm formed in October 2002 by Lawrence S. Hershfield and Randall L. Jensen. Mr. Hershfield previously worked with Berkshire when he was employed by Leucadia National Corporation and ran Finova Group on behalf of Berkadia LLC, a joint venture of Berkshire and Leucadia.

Information Regarding Forward Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements contained in this release about Seitel's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. The words "proposed", "anticipates", "anticipated", "will", "would", "should", "estimates" and similar expressions are intended to identify forward-looking statements. Forward looking statements represent Seitel's reasonable belief and are based on Seitel's current expectations and assumptions with respect to future events. While Seitel believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond Seitel's control that could cause the actual results or outcome to differ materially from the expected results or outcome. Such factors include the ability of the Company to continue as a going concern; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the impact of litigation on the Company and in any distribution to creditors or equity holders of the Company; the delay or inability of the Company to complete and/or consummate its proposed plan of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's Chapter 11 case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations and other risks associated with operating a business in Chapter 11; any significant change in the oil and gas industry or the economy generally; changes in the exploration budgets of the Company's seismic data and related services customers; actual customer demand for the Company's seismic data and related services; the timing and extent of changes in commodity prices for natural gas; crude oil and condensate and natural gas liquids and conditions in the capital markets and equity markets during the periods covered by the forward looking statements; the effect on our reported operating results and stock price as a result of the Company's restatement of financial statements; the results or settlement of litigation regarding the Company or its assets; the Company's non-compliance with its debt covenants; adverse actions which may be taken by the Company's creditors; the level of the Company's cash generated from operations; the Company's ability to obtain alternative debt or equity financing on satisfactory terms if internally generated funds are insufficient to fund its capital needs and the lack of any strategic disposition, acquisition or joint venture involving the Company's businesses and assets; and other risks and uncertainties identified from time to time in the Company's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, copies of which may be obtained form the Company without charge. These forward-looking statements speak only as of the date hereof and Seitel disclaims any duty to update these statements other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. As a result, no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

FINANCIAL TABLES ON FOLLOWING PAGES

SEITEL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
	(Unaudited)
	June 30,	December 31,
	2003	2002

ASSETS
Cash and equivalents	$29,607	$21,517
Restricted cash	50	4,469
Receivables
Trade, net	35,269	34,536
Notes and other, net	363	14,372
Net seismic data library	282,660	284,396
Net other property and equipment	17,927	19,789
Oil and gas operations held for sale	294	656
Investment in marketable securities	5	5
Deferred income taxes	7,842	11,322
Prepaid expenses, deferred charges and other assets	8,137	7,074

TOTAL ASSETS	$382,154	$398,136

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$16,484	$31,391
Income taxes payable	439	916
Oil and gas operations held for sale	12	94
Debt
Unsecured Notes	255,000	255,000
Term Loans	6,948	8,622
Obligations under capital leases	7,220	8,439
Financial guaranty	-	554
Deferred revenue	56,722	56,084

TOTAL LIABILITIES	342,825	361,100

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred stock, par value $.01 per share; authorized
5,000,000 shares; none issued	-	-
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued and outstanding
25,811,601 at June 30, 2003 and December 31, 2002	258	258
Additional paid-in capital	166,630	166,630
Retained deficit	(123,038)	(121,793)
Treasury stock 435,918 shares at cost at
June 30, 2003 and December 31, 2002	(5,373)	(5,373)
Notes receivable from officers and employees	(355)	(1,178)
Accumulated other comprehensive income (loss)	1,207	(1,508)

TOTAL STOCKHOLDERS' EQUITY	39,329	37,036

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$382,154	$398,136

SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,

	2003	2002

REVENUE (1)	$31,773	$47,102

EXPENSES
Depreciation and amortization	20,102	20,355
Cost of sales	176	185
Selling, general and administrative expenses	5,626	24,243
Impairment of seismic data library	-	25,696

	25,904	70,479

INCOME (LOSS) FROM OPERATIONS	5,869	(23,377)

Interest expense, net	(4,908)	(5,540)
Gain on extinguishment of liabilities	681	-
Loss on sale of security	-	(564)

Income (loss) from continuing operations before income taxes	1,642	(29,481)

Provision (benefit) for income taxes	778	(8,395)

Income (loss) from continuing operations	864	(21,086)

Income (loss) from discontinued operations (including
loss from disposal of $56,764 in 2002)	39	(57,835)

NET INCOME (LOSS)	$903	$(78,921)

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$.04	$(.83)
Loss from discontinued operations	-	(2.28)

Net income (loss)	$.04	$(3.11)

Weighted average number of common and
common equivalent shares - basic and diluted	25,376	25,370

(1)

Non-cash revenue from non-monetary exchanges of seismic data and data selections by customers and the percentage of non-cash revenue to total revenue for the three months ended June 30, 2003 and 2002 are $5,148,000 (16.2%) and $16,029,000 (34.0%), respectively.

SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Six Months Ended June 30,

	2003	2002

REVENUE (1)	$62,097	$69,615

EXPENSES
Depreciation and amortization	38,248	38,161
Cost of sales	330	230
Selling, general and administrative expenses	14,519	34,733
Impairment of seismic data library	-	25,696

	53,097	98,820

INCOME (LOSS) FROM OPERATIONS	9,000	(29,205)

Interest expense, net	(9,915)	(10,184)
Gain on extinguishment of liabilities	681	-
Loss on sale of security	-	(82)

Loss from continuing operations before income taxes
and cumulative effect of change in accounting principle	(234)	(39,471)
Provision (benefit) for income taxes	813	(12,155)

Loss from continuing operations before cumulative
effect of change in accounting principle	(1,047)	(27,316)

Loss from discontinued operations (including loss
from disposal of $56,764 in 2002)	(198)	(58,711)

Cumulative effect of change in accounting principle, net of tax	-	(11,162)

NET LOSS	$(1,245)	$(97,189)

Basic and diluted loss per share:
Loss from continuing operations	$(.04)	$(1.08)
Loss from discontinued operations	(.01)	(2.33)
Cumulative effect of change in accounting principle	-	(.44)

Net loss	$(.05)	$(3.85)

Weighted average number of common and
common equivalent shares - basic and diluted	25,376	25,223

(1)

Non-cash revenue from non-monetary exchanges of seismic data and data selections by customers and the percentage of non-cash revenue to total revenue for the six months ended June 30, 2003 and 2002 are $8,830,000 (14.2%) and $21,668,000 (31.1%), respectively.

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